UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 14, 2014, the parties to the action In Re Safeway Inc. Stockholder Litigation, Consol. C.A. 9445-VCL (the “Delaware Action”), including Safeway Inc. (“Safeway”), entered into a Stipulation and Agreement of Settlement (the “Stipulation”) for the dismissal of the Delaware Action with prejudice upon the terms and conditions set forth in the Stipulation, subject to the approval of the Delaware Court of Chancery.

The Notice of the Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Appear and the Stipulation are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of the Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Appear.

99.2	Stipulation and Agreement of Settlement, dated as of July 14, 2014, by and among Safeway Inc., Pipefitters Local 636 Defined Benefit Fund, Oklahoma Firefighters Pension and Retirement System, Cleveland Bakers and Teamsters Pension and Health & Welfare Funds, The City of Atlanta Firefighters’ Pension Fund, Robert Edwards, T. Gary Rogers, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, Arun Sarin, and William Y. Tauscher, Cerberus Capital Management, L.P., AB Acquisition LLC, Albertson’s Holdings LLC, Albertson’s LLC and Saturn Acquisition Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: July 30, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Notice of the Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Appear.

99.2	Stipulation and Agreement of Settlement, dated as of July 14, 2014, by and among Safeway Inc., Pipefitters Local 636 Defined Benefit Fund, Oklahoma Firefighters Pension and Retirement System, Cleveland Bakers and Teamsters Pension and Health & Welfare Funds, The City of Atlanta Firefighters’ Pension Fund, Robert Edwards, T. Gary Rogers, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, Arun Sarin, and William Y. Tauscher, Cerberus Capital Management, L.P., AB Acquisition LLC, Albertson’s Holdings LLC, Albertson’s LLC and Saturn Acquisition Merger Sub, Inc.